Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of American Beacon Funds of our reports dated November 2, 2025, relating to the financial statements and financial highlights of American Beacon DoubleLine Floating Rate Income Fund (prior to June 20, 2025, designated the American Beacon FEAC Floating Rate Income Fund), American Beacon SiM High Yield Opportunities Fund, American Beacon The London Company Income Equity Fund, American Beacon Ninety One Emerging Markets Equity Fund, American Beacon Ninety One Global Franchise Fund, and American Beacon Ninety One International Franchise Fund (six of the series constituting American Beacon Funds) which appear in American Beacon Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2025. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Other Service Providers”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 29, 2025